UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 27, 2008

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California  92705

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 27, 2008, Iteris, Inc. (the “Company”) entered into a Debenture Redemption Agreement with each of Gruber & McBaine International, Lagunitas Partners, LP, and the Jon D. and Linda W. Gruber Trust (collectively, the “Gruber Entities”), pursuant to which the Company redeemed three convertible debentures in the aggregate principal amount of $1.0 million held by the Gruber Entities.  The debentures were redeemed for an aggregate payment of $850,000 plus all accrued but unpaid interest.  The debentures, which were originally issued by the Company in May 2004 pursuant to a Debenture and Warrant Purchase Agreement by and among the Company and certain investors, were acquired by the Gruber Entities in July 2005 from the original debenture holders at a discount to face value.  They were due and payable in full in May 2009, provided for 6.0% annual interest, payable quarterly, and were convertible into the Company’s common stock at an initial conversion price of $3.61 per share, subject to certain adjustments, including adjustments for dilutive issuances.

The foregoing summary of the Debenture Redemption Agreements are not complete and is qualified in its entirety by reference to the full text of the agreements, which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01                                           Financial Statement and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1	Debenture Redemption Agreement, dated February 27, 2008, by and between Gruber & McBaine International and Iteris, Inc.
10.2	Debenture Redemption Agreement, dated February 27, 2008, by and between Lagunitas Partners, LP and Iteris, Inc.
10.3	Debenture Redemption Agreement, dated February 27, 2008, by and between Jon D. and Linda W. Gruber Trust and Iteris, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 28, 2008

ITERIS, INC.,
a Delaware corporation

By:	/s/ James S. Miele
James S. Miele
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Debenture Redemption Agreement, dated February 27, 2008, by and between Gruber & McBaine International and Iteris, Inc.
10.2	Debenture Redemption Agreement, dated February 27, 2008, by and between Lagunitas Partners, LP and Iteris, Inc.
10.3	Debenture Redemption Agreement, dated February 27, 2008, by and between Jon D. and Linda W. Gruber Trust and Iteris, Inc.